UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 14, 2006
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On July 14, 2006, an indirect subsidiary of Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) acquired One Atlantic Center, an office property located at 1201 W. Peachtree Street in the midtown submarket of the central business district of Atlanta, Georgia. The seller, Sumitomo Life Realty (N.Y.), Inc. (“Sumitomo Life”), is a limited partner in the Core Fund and has designated two of the seven members of the Core Fund’s management board. The purchase price for this property was determined through negotiations between Sumitomo Life and the advisor to the Core Fund. The Core Fund is an investment vehicle organized in August 2003 by Hines Interests Limited Partnership (“Hines”) to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund is an affiliate of Hines and Jeffrey C. Hines, the chairman of the board for Hines Real Estate Investment Trust, Inc. (“Hines REIT”), and is managed by an affiliate of Hines. The Core Fund now indirectly holds interests in a portfolio of thirteen office properties. As of July 14, 2006, Hines REIT Properties, L.P., Hines REIT’s operating partnership, owned a 29.25% non-managing general partner interest in the Core Fund.
     One Atlantic Center consists of a 50-story office building and a parking structure that were constructed in 1987. The building contains approximately 1,100,808 square feet of rentable area and is currently approximately 81% leased. Alston & Bird LLP, a legal firm, currently leases 231,563 square feet, or approximately 21%, of the property’s rentable area, under a lease that expires in October 2013. Powell Goldstein LLP, a legal firm, currently leases 219,131 square feet, or approximately 20%, of the property’s rentable area, under a lease that expires in May 2019. No other tenant leases more than 10% of the rentable area.
     The contract purchase price for One Atlantic Center was approximately $305.0 million, exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded by borrowings under a revolving credit facility with KeyBank National Association and a $168.5 million mortgage loan obtained from The Prudential Life Insurance Company of America (“Prudential”) in connection with the acquisition. The Prudential loan bears interest at a fixed rate of 6.10% per annum, has a 10-year term and is secured by One Atlantic Center. The loan documents contain customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to the Core Fund or to Hines REIT.
     Hines will serve as the property manager and will provide services in connection with the leasing, operation and management of One Atlantic Center.
Item 7.01. Regulation FD Disclosure.
     On July 17, 2006, Hines, the sponsor of Hines REIT, issued a press release relating to the acquisition One Atlantic Center by the Core Fund. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Real Estate Property Acquired. To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this current Report on Form 8-K no later than 75 calendar days after July 14, 2006.
     (c) Exhibits

Exhibit
Number	Exhibit Table
99.1	Press Release of Hines Interests Limited Partnership dated July 17, 2006

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

July 17, 2006	By:	/s/ Frank R. Apollo Frank R. Apollo
Chief Accounting Officer

Index to Exhibits

Exhibit
Number	Exhibit Table
99.1	Press Release of Hines Interests Limited Partnership dated July 17, 2006